As filed with the Securities and Exchange Commission on June 20, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KiOR, Inc.

(Exact name of registrant as specified in charter)

Delaware	2860	51-0652233
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

13001 Bay Park Road

Pasadena, Texas 77507

(281) 694-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2012 Employee Stock Purchase Plan

(Full titles of the plans)

Christopher A. Artzer

Vice President, General Counsel and Secretary

13001 Bay Park Road

Pasadena, Texas 77507

(281) 694-8700

(Address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Peter Buckland

Wilmer Cutler Pickering Hale and Dorr LLP

950 Page Mill Road

Palo Alto, California 94304

(650) 858-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.0001	3,500,000(2)	$6.68(3)	$23,380,000.00(3)	$2,680.00(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Class A common stock by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant’s outstanding shares of Class A common stock.
(2)	Represents shares of Class A common stock reserved for issuance under the 2012 Employee Stock Purchase Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on June 13, 2012, as quoted on the NASDAQ Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he or she had no reasonable cause to believe his or her conduct was unlawful.

Article VIII of the registrant’s Amended and Restated Bylaws (the “Bylaws”), provides for indemnification of each director, officer, employee or agent who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans) to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Bylaws were adopted or as may be thereafter amended. Article VIII expressly provides that it is not the exclusive method of indemnification.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against or incurred by him or her in any such capacity, whether or not such corporation would have the power to indemnify such director, officer, employee or agent against such liability under the provisions of Section 145.

Article VIII of the Bylaws also provide that the registrant may maintain insurance, at the registrant’s expense, to protect the registrant and any director, officer, employee or agent of the registrant or of another entity against any expense, liability, or loss, regardless of whether the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. Article IX of the registrant’s Amended and Restated Certificate of Incorporation contains such a provision. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of the registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

In addition, the registrant has entered into indemnification agreements with each of its directors, officers and certain employees. These agreements provide for the indemnification of its directors, officers and certain employees to the fullest extent permitted by law for claims arising in his or her capacity as the registrant’s director, officer, employee or agent or fiduciary or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the registrant, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, subject to certain limited exceptions. In addition, the registrant is required to advance the director’s, officer’s or employee’s expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the registrant.

Furthermore, the registrant has obtained director and officer liability insurance to cover liabilities its directors and officers may incur in connection with their services to the registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

						Filed Herewith
Number	Exhibit	Form	File No.	Filing Date	Exhibit

4.1*-	Amended and Restated Certificate of Incorporation.	S-8	333-175220	June 29, 2011	4.1

4.2*-	Amended and Restated Bylaws.	S-8	333-175220	June 29, 2011	4.2

Filed Herewith
Number	Exhibit	Form	File No.	Filing Date	Exhibit

5.1 -	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.					X

23.1 -	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).					X

23.2 -	Consent of PricewaterhouseCoopers LLP.					X

24.1 -	Powers of Attorney (included on the signature page herein).					X

99.1 -	2012 Employee Stock Purchase Plan.					X

*	Incorporated herein by reference as indicated.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th day of June, 2012.

KiOR, Inc.

By:	/s/ Fred Cannon

Fred Cannon
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of KiOR, Inc. hereby severally constitute and appoint Fred Cannon, John H. Karnes and Christopher A. Artzer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable KiOR, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred Cannon Fred Cannon	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2012

/s/ John H. Karnes John H. Karnes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 20, 2012

/s/ Ralph Alexander Ralph Alexander	Director	June 20, 2012

/s/ Samir Kaul Samir Kaul	Director	June 20, 2012

/s/ David Paterson David Paterson	Director	June 20, 2012

/s/ Condoleezza Rice Condoleezza Rice	Director	June 20, 2012

/s/ William Roach William Roach	Director	June 20, 2012

/s/ Gary L. Whitlock Gary L. Whitlock	Director	June 20, 2012

EXHIBIT INDEX

						Filed Herewith
Number	Exhibit	Form	File No.	Filing Date	Exhibit

4.1*-	Amended and Restated Certificate of Incorporation.	S-8	333-175220	June 29, 2011	4.1

4.2*-	Amended and Restated Bylaws.	S-8	333-175220	June 29, 2011	4.2

Filed Herewith
Number	Exhibit	Form	File No.	Filing Date	Exhibit

5.1 -	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.					X

23.1 -	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).					X

23.2 -	Consent of PricewaterhouseCoopers LLP.					X

24.1 -	Powers of Attorney (included on the signature page herein).					X

99.1 -	2012 Employee Stock Purchase Plan.					X

*	Incorporated herein by reference as indicated.